Exhibit 3.1

BARBARA K. CEGAVSKE	Filed in the office of	Document Number
Secretary of State		20160364174-44
206 North Carson Street	/s/ Barbara K. Cegavske	Filing Date and Time
Carson City, Nevada 89701-4299	Barbara K. Cegavske	08/17/2016 7:47 AM
(775) 684-5708	Secretary of State	Entity Number
Website: www. nvsos.gov	State of Nevada	E0362602016-1

Articles of Incorporation
(Pursuant to NRS 78)

(This document was filed electronically.)

USE BLACK INK ONLY – DO NOT HIGHLIGHTABOVE	SPACE IS FOR OFFICE USE ONLY

1.Name of
Corporation:	ZARTEX, INC

2.Registered Agent	☒ Commercial registered Agent:	EASTBIZ.COM, INC.
For service of process:	☐ Noncommercial Registered Agent OR ☐ Office or Position with Entity (name and address below) (name and address below)	Name
(check only one box)
Name of Noncommercial registered agent OR Name of Title of Office or Other Position with Entity

	Street Address	City	Nevada	Zip Code

	Mailing Address (if different from street address)	City	Nevada	Zip Code

3.Authorized Stock:
(number of shares	Number of shares	Par value	Number of shares
corporation is	with par value:75,000,000	per share: $0.001	without par value:	0
authorized to issue)

4.Names & Addresses	1. ALEKSANDR ZAUSAEV
of the Board of	Name
Directors/Trustees:
(each Director/Trustee	5348 VEGAS DR.	LAS VEGAS	nv	89108
must be a natural person	Street Address	City	State	Zip Code
at least 18 years of age:
(attach additional page	2.
if there is more than 3	Name
directors/trustees)

	Street Address	City	State	Zip Code

5. Purpose:	The purpose of this Corporation shall be:
(optional; required only if Benefit Corporation status selected)	ANY LEGAL PURPOSE

7. Names, Address	EASTBIZ.COM, INC.	X /s/ EASTBIZ.COM, INC.
and Signature of	Name	Signature
Incorporator.
(attach additional page	5348 VEGAS DRIVE	LAS VEGAS	NV	89108
if there is more than 1	Address	City	State	Zip Code
incorporator).

8.Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
Appointment of
Resident Agent:	X /s/ EASTBIZ.COM, INC.			8/17/2016
	Authorized Signature of Registered Agent or On Behalf of Registered Entity			Date

This form must be accompanied by appropriate fees.